Exhibit 10.1

FIRST AMENDMENT TO THE

EIGHTH AMENDED AND RESTATED KENSEY NASH CORPORATION

EMPLOYEE INCENTIVE COMPENSATION PLAN

WHEREAS, the Board of Directors of Kensey Nash Corporation (the “Board”) approved the Eighth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Plan”) on October 20, 2010, subject to stockholder approval at its annual stockholder meeting on December 1, 2010;

WHEREAS, pursuant to Section 12.1 of the Plan, the Board may amend the Plan at any time, subject to the requirements of such Section 12.1 and provided that such an amendment may not impair a grantee’s award under the Plan without his or her consent; and

WHEREAS, the Board has determined to amend the provisions of the Plan applicable upon a Change in Control (as defined in the Plan);

NOW, THEREFORE, the Plan is amended as follows:

1. Section 11.2(b) of the Plan is hereby amended, effective as of December 1, 2010 and subject to stockholder approval of the Plan as amended by this First Amendment to read in its entirety as follows:

“(b)	The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 11.2 as a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided, however, that, with respect to (i) any Awards granted on or after the Effective Date and (ii) Awards covering any of the additional 300,000 shares of Common Stock issuable under the Plan on and after the Effective Date, a Change in Control shall not be deemed to occur pursuant to this Section 11.2(b) unless and until such Corporate Transaction is consummated; or”

2. Except as otherwise provided herein, the Plan shall remain unchanged and in full force and effect as prior to this First Amendment.

*        *        *

IN WITNESS WHEREOF, the Board has caused this amendment to be executed this 18th day of November, 2010.

KENSEY NASH CORPORATION

By:	/s/ JOSEPH W. KAUFMANN

Name:	Joseph W. Kaufmann

Title:	President, CEO and Secretary

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